UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
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IN RE:
                05 CV. 06924 (CLB)
PRESTIGE BRANDS HOLDING, INC.
                Memorandum and Order

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Brieant, J.

Pending before the Court for decision in this Federal Securities Class Action litigation, brought on behalf of persons who purchased the common stock of Prestige Brands Holdings, Inc. (Prestige) from February 9, 2005, the date of the initial public offering (IPO), through November 15, 2005 (the class period) are separate motions by Defendants to dismiss pursuant to Rule 12(b)(6). These are Doc. Nos. 42, 45 and 46, the first two of which motions were filed on February 28, 2006 and the last on March 1, 2006.

Defendants are the issuer: Prestige Brands Holdings, Inc., Mr. Peter C. Mann, President, Chief Executive Officer and Director of the issuer; Mr. Peter J. Anderson, Chief Financial Officer and Director; David A. Donnini, Outside Director, and Vincent J. Hemmer, Outside Director, sometimes referred to collectively as the Prestige Defendants; Defendants Merrill Lynch Pierce, Fenner and Smith, Inc., Goldman, Sachs and Company, and J.P. Morgan Securities, Inc., collectively the Underwriter Defendants responsible for the IPO, and defendant GTCR Golder Rauner II, LLC, a major investor in the stock of Prestige which, at relevant times, provided Financial and Management Consulting Services to Prestige pursuant to a restated contract which is part of the record in this case.

Familiarity on the part of the reader is assumed with respect to the Consolidated Amended Class Action Complaint in this case, dated December 23, 2005, which consists of 81 pages, 6 separate counts and 190 separate paragraphs of allegations, exclusive of the prayer for relief.

Plaintiffs are purchasers, either directly from the underwriters in the IPO or in the aftermarket, of the common stock of Prestige.

    The following well-plead facts are established in the written submissions of the parties. Prior to 2004, Defendants and others became engaged in a series of step transactions intending to point toward the establishment of a business, later named Prestige, as a distributor of prestigious and well known brand name products in the fields of proprietary medicines, household cleaning and personal care products, hopefully leading to an IPO. The products include long-standing brands such as: Comet and Spic and Span cleansers; Chloraseptic, a cough remedy, Murine, eye drops, Prell shampoo, and Compound W, Freeze Off wart removers, Nu-Skin, a liquid bandage, Cutex nail care products, and Denorex, a medicated shampoo and a line of pediatric remedies. Prestige acquired these products, most of which had been marketed for many years, from larger consumer products or pharmaceutical companies, and private proprietors. The promoters of Prestige perceived an opportunity to acquire and have these products manufactured for them by private brand suppliers, and improve the distribution and sales of the products, market progress of which had been constrained by limited resources of the prior owners or because the products were owned in situations where they were regarded as “non-core” by the prior owners.

      Prestige was originally formed in 1996 as a joint venture of Medtech Labs and the Shansby Group to engage in a transaction acquiring unwanted proprietary medical remedy brands from American Home Products Company. In February 2004, GTCR Golder Rauner II, LLC, described as a private equity firm, acquired that business from the founders and added to it the Spic and Span product which it had acquired from prior owners. In April 2004, Bonita Bay Holdings, Inc. was acquired which was the parent company of a concern then known as Prestige Brands International. After acquiring Bonita, the original joint venture began to conduct its business under the Prestige name. In October 2004, Prestige acquired the Little Remedies brand through purchase of Vetco, Inc., a pediatric proprietary health care products manufacturer.

The Complaint

After allegations of background information, the Complaint beginning at ¶ 26 refers to the Registration Statement for the IPO pursuant to which the stock owned by the class members in this lawsuit was sold to the public for approximately $515.2 million dollars. Of this, approximately $130.6 million went to selling shareholders including GTCR and Messrs. Mann and Anderson.

Initially, the Complaint charges that the Prospectus in connection with the IPO, filed on February 9, 2005, was materially false and misleading because it included financial statements not prepared in accordance with Generally Accepted Accounting Principles (GAAP) which materially overstated the company’s operating results and financial condition for the fiscal years ending March 31, 2003 and 2004 and the nine months ending December 31, 2004. It is alleged that on November 15, 2005, after the IPO had been concluded, Prestige announced a restatement of its financials for the fiscal years ended March 31, 2003, 2004, and 2005 as well as the first quarter of fiscal 2006 ending June 30, 2005. Market decline in response to this restatement was brief and temporary, a fact not relevant to possible claims for rescission, and not critical to the issues presented on the motion.

The Complaint, see ¶ 29, describes a press release on November 15, 2005 which refers to a “cumulative overstatement of net sales of nearly $22 million through the first quarter of fiscal 2006” and disclosed that Prestige was prematurely recognizing revenue. These facts were attributed in the press release to “accounting errors” and the press release argues that “it often was unclear when, from a legal standpoint, risk of loss of its products passed to its customers” and “that the company had concluded that revenues should not be recognized until the product was received by the customers.” The press release also announced that the company had incorrectly classified certain promotion and allowance amounts as expense rather than as a reduction of revenue. After the November 15, 2005 announcement, the price of Prestige common stock declined further from $10.42/share to $9.80/share. (The share price had already declined from $11 .43/share to $10.43/share on November 13, 2005 when Prestige announced that it was delaying the release of its financial results).

The Prospectus represented that the unaudited, consolidated financial information was prepared in accordance with GAAP and included all necessary adjustments for a fair presentation of the company’s financial position. It also represented that:

Revenue recognition. For sales transactions, we comply with the provisions of Staff, Accounting, Bulletin, 104 “Revenue recognition,” which states that revenue should be recognized when the following revenue recognition criteria are met:
(1) persuasive evidence of an arrangement exists; (2) the product has been shipped and the customer takes ownership and assumes the risk of a loss; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured.

The Complaint alleges that statements concerning these subjects were “each materially inaccurate as they negligently misrepresented and/or omitted the following adverse facts which then existed and disclosure which was necessary to make the statements made not false and/or misleading including overstating by millions of dollars for the interim periods revenue for fiscal year 2003, 2004 and 2005 that trade promotions and allowances were improperly booked and materially overstated, and that the company revenue was overstated.

The Complaint also alleges that Prestige recognized sales revenue during the month of 2004 in violation of GAAP when it recorded revenue on sales of products that included contemporaneous concessions providing the customers with “charge backs” for any unsold inventory. For example, the Complaint alleges that Prestige sold Compound W wart remover to Wal-Mart, and booked this sale as revenue, even though Prestige knew that Wal-Mart had the option to return to Prestige any unsold inventory. This contention is apparently based on information provided by confidential informants once employed by Prestige.

Plaintiffs seek a jury trial; damages against all Defendants, jointly and severally, together with interest thereon; rescission to the extent that they still hold common stock, or if sold,

awarding rescissory damages in accordance with Section 12(a)(2) of the Securities Act; costs and expenses of this litigation, including reasonable attorneys’ fees, accountants’ fees and experts’ fees and other costs and disbursements; and such other and further relief as may be just and proper under the circumstances. Defendants seek dismissal of all claims.

Motion to Dismiss Standard:
In considering a motion to dismiss under Rule 12(b)(6), the Court is obliged to accept the well-pleaded assertions of fact in the complaint as true and to draw all reasonable inferences and resolve doubts in favor of the non-moving party. The focus of the Court’s inquiry is not whether plaintiffs will ultimately prevail, but whether the claimant is entitled to an opportunity to offer evidence in support of the claims. Therefore, a motion to dismiss must be denied unless it appears beyond doubt that the plaintiff can prove no set of facts in support of a claim which would entitle Plaintiff to relief. See Conley v. Gibson, 355 U.S. 41, 45-46 (1957).

I. Violations of the 1934 Act:

Plaintiffs bring claims under 10(b) of the Securities and Exchange Act of 1934, 15 U.S.C. § 78j(b) and 78t(a), and SEC Rule l0b-5, 17 C.F.R. § 240.l0b-5, as modified by the PSLRA, 15 U.S.C. § 78u-4(a), et seq, against the Prestige Defendants and GTCR. For the following reasons, these claims are dismissed.

In 1995, Congress amended the 1934 Act through passage of the PSLRA. See Private Securities Litigation Reform Act of 1995, Pub. L. No. 104-67, 109 Stat. 737 (codified at 15

U.S.C. §§ 77k, 771, 77z-1, 77z-2, 78a, 78j-1, 78t, 78u, 78u-4, 78u-5). Legislators were motivated by a perceived need to deter suits in which opportunistic private plaintiffs are believed to file securities fraud claims of dubious merit in order to exact large settlement recoveries. See Novak v Kasaks, 216 F. 3d 300, 306 (2d. Cir. 2000) citing H.R. Conf. Rep. No. 104-369, at 31 (1995) (noting “significant evidence of abuse in private securities lawsuits,” including “the routine filing of lawsuits against issuers of securities and others whenever there is a significant change in an issuer’s stock price, without regard to any underlying culpability of the issuer,” and “the abuse of the discovery process to impose costs so burdensome that it is often economical for the victimized party to settle”), reprinted in 1995 U.S.C.C.A.N. 730, 730. In order “to curtail the filing of meritless lawsuits,” the PSLRA imposed strict procedural requirements on plaintiffs pursuing private securities fraud actions. See id. at 41. The statute requires that “the complaint shall, with respect to each act or omission alleged to violate this chapter, state with particularity facts giving rise to a strong inference that the defendant acted with the required state of mind. 15 U.S.C. § 78u-4(b)(2). The statute also requires that:

in any private action arising under this chapter in which the plaintiff alleges that the defendant--(A) made an untrue statement of a material fact; or (B) omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances in which they were made, not misleading, the complaint shall specify each statement alleged to have been misleading, the reason or reasons why the statement is misleading, and, if an allegation regarding the statement or omission is made on information and belief, the complaint shall state with particularity all facts on which that belief is formed. 15 U.S.C. § 78u-4(b)(1). Novak, p. 307.

    Plaintiffs’ contend that the Prospectus included materially false and misleading financial statements, not prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), although claimed to be so. As a result, the Company’s historical operating results and financial condition for the fiscal years ended March 31, 2003 and 2004 and the nine months ended December 31, 2004 were materially overstated. On November 15, 2005, Plaintiffs became aware of this when Prestige announced that it would be restating its historical financial results for previous fiscal years, and believe that this was an admission that the financial statements included in the prospectus were materially false and misleading.

In this instance, Plaintiffs’ are incorrect. “Allegations of GAAP violations or accounting irregularities, standing alone, are insufficient to state a securities fraud claim.” Stevelman v. Alias Research Inc., 174 F.3d 79, 84 (2d. Cir. 1999); Chill v. General Electric Company, 101 F.3d 263, 270 (2d. Cir. 1996). Only “where such allegations are coupled with evidence of ‘corresponding fraudulent intent,’” Chill, 101 F.3d at 270, might they be sufficient. Such is not the case here.

As stated by Our Court of Appeals:

It is well-settled in this Circuit that a complaint alleging securities fraud must satisfy the pleading requirements of Rule 9(b) of the Federal Rules of Civil Procedure. Rule 9(b) provides that malice, intent, knowledge, and other condition of mind of a person may be averred generally. The requisite state of mind in a Rule 10b-5 action is an intent to deceive, manipulate or defraud. Such intent can be established either (a) by alleging facts to show that defendants had both motive and opportunity to commit fraud, or (b) by alleging facts that constitute strong circumstantial evidence of conscious misbehavior or recklessness. Although speculation and conclusory allegations will not suffice, neither do we require great specificity provided the plaintiff alleges enough facts to support a strong inference of fraudulent intent. (Internal quotations and citations omitted). Ganino v. Citizens Utils. Co., 228 F.3d 154, 168-169 (2d. Cir. 2000).

The complaint does not adequately allege the individual Defendants’ fraudulent motive and opportunity. Mr. Anderson sold only 73,880 shares out of 429,151 shares that he owned during the class period, retaining approximately 82.2% of his shares; Mr. Mann sold only 187,484 shares out of 1,004,041 shares that he owned during the class period, retaining approximately 81.3%. Here, where each Defendant retained over 80% of the stock that he owned, Plaintiffs’ failed to demonstrate that the stock sales were suspicious and unusual within the meaning of the statute. See Acito v. IMCERA Group, 47 F.3d 47, 54 (2d. Cir. 1995) (While unusual insider trading activity during the class period may permit an inference of bad faith and scienter, plaintiffs failed to establish that Defendant’s stock sales were “unusual” where Defendant disclosed all of his holdings in the November announcement, and the additional 30,000 shares that he sold in January represented less than 11% of his holdings). Messrs. Anderson and Mann also purchased stock during the class period, 4,500 and 15,000 shares, respectively, on September 21, 2005, for $11.90/share. This conduct is relevant to state of mind.

Plaintiffs also fail to allege conscious misbehavior and recklessness. “To survive dismissal under the ‘conscious misbehavior’ theory, the [Plaintiffs] must show that they alleged reckless conduct by the [Defendants], which is at the least, conduct which is highly unreasonable and which represents an extreme departure from the standards of ordinary care to the extent that the danger was either known to the defendant or so obvious that the defendant must have been aware of it.” Honeyman v. Hoyt (In re Carter-Wallace Sec. Litig.), 220 F.3d 36, 39 (2d. Cir. 2000),

Here, Plaintiffs contend, based on confidential informants, that Defendants convinced

Wal-Mart to take product (Compound W) in a quantity that it likely would not need, with the understanding that it could simply return any unsold product to Prestige. Plaintiffs’ counsel also contends that such a return actually occurred, although not alleged. Though Plaintiffs’ counsel represents that “…Wal-Mart did return approximately $2 million of the December 2004 Freeze Off sale products during the calendar quarter ended June 30, 2005,” see compl. at ¶ 37, not one confidential informant testified as to having personal knowledge of such a return. Such an averment supporting the return (one directly attributable to one of the four listed CI’s) does not appear anywhere in the complaint, nor could it, as CI 1 left the company in March 2005, and Plaintiffs’ counsel contends, see ¶ 37, that the return occurred after March 31, 2005; CI 2 does not speak, in any respect, to the return; and CI’s 3 and 4 both left the Company before the class period began. Not one CI has offered first hand knowledge of a return of Compound W; absent such an allegation, Plaintiffs’ Compound W theory fails, because scienter has not been plead sufficiently.

In support of their contention that the Compound W sale to Wal-Mart was suspect, Plaintiffs allege that on or about May 10, 2005, Prestige hosted a conference call for analysts and investors to discuss the Company’s 2005 financial results. The call was attended by Defendants Mann and Anderson and others. According to a transcript of the call published by “Fair Disclosure Wire,” Defendants Mann and Anderson confirmed the Company’s triple-digit growth and product segment results, stating:

[Mann:] Turning to Compound W, Compound W continues to be one of our strongest businesses and it also performed well in the quarter. As [Defendant Anderson] said it was essential flat versus a year ago. That is in part that—that flatness is in part, driven by the timing of some Wal-Mart promotional order which—which occurred at the very end of December. If you look at the [C]ompound W or the Freeze Off volume over the last six months, you see very strong year on year gains…As I said before, we watch our sales through Wal-Mart point-of-sale data weekly and often daily. And it’s it really amazing, the minute we put TV advertising on Compound W [] double the rate of sale in Wal-Mart for that item, which is already very good, jumps quite noticeably. Id. at ¶ 67.

The fact is that there is no averment that a CI actually testified that $2 million worth of Compound W was returned nor an adequate factual basis by which a jury may believe that the above statements were false, and that Prestige engaged in a manipulative Compound W sale.

In their attempt to plead scienter adequately, Plaintiffs also claim that Defendants concealed the decline in profitability of Comet brand products in the Prospectus, and that this decline was well-known within the Company at the time the Prospectus was issued; the Court is not persuaded. The Prospectus clearly states: “The decline in gross profit is due to lower sales, close-out sales related to Comet Clean & Flush, and increased shipments to lower margin dollar stores.” Kuglar Dec., Ex. A at 55. Any reasonable investor or potential investor reading the Prospectus thus knew, or reasonably should have known, that Comet products had not been performing as profitably as they once did. The expression “close out sale” by its terms suggests a subsidiary product of Comet cleanser is being discontinued. Plaintiffs’ Comet allegations are dismissed based on the detailed disclosure in the Prospectus.

Because Plaintiffs have failed to plead scienter adequately, the Court dismisses Plaintiffs’ Exchange Act claims as against the Prestige Defendants. For the same reason, the Court also dismisses the Exchange Act claims against GTCR. Plaintiffs contend only generically that GTCR had a motive to commit fraud because it sold some of its stock in connection with the

IPO. Early Investors and Promoters routinely sell stock in IPOs, and such sales raise no inference of fraud, especially where, as here, GTCR retained over 18 million shares of Prestige stock after the ISO. Plaintiffs also allege violations of the 1934 Act against Prestige Directors Donnini and Hemmer, seeking to impute GTCR’s (allegedly fraudulent) sale of Prestige stock in the IPO to Donnini and Hemmer. Other than the allegation that Donnini and Hemmer were principals of GTCR, Plaintiffs fail to explain how or why GTCR’ s sale of Prestige stock in the IPO should be deemed to be sales of Donnini or Hemmer, and in doing so, also fail to plead facts sufficient to hold the individual defendants liable for securities fraud. See Mills v. Polar Molecular Corp., 12 F.3d 1170, 1175 (2d Cir. 1993) (In order to satisfy the pleading requirements of Rule 9(b) and the PSLRA, a plaintiff must allege that an officer or director “personally knew of, or participated in, the fraud.”) In any event, this Court concludes that the Exchange Act claims against GTCR fail.

II. Plaintiffs’ Allege Individual Defendants’ Liability Pursuant to Section 20(a) of the Exchange Act and Section 15 of the Securities Act:

The claims against the individual defendants invoke “control person” liability--one claim under Section 15 of the Securities Act, and another under Section 20(a) of the Exchange Act. Each of these claims is necessarily predicated on a primary violation of securities law. Because the Exchange Act claims against the Prestige defendants are dismissed, the claims under Section 20 (a) are dismissed. See Rombach v. Chang, 355 F.3d 164 (2d. Cir. 2004). The Court declines to dismiss the Section 15 claims.

III. Violations of§ 11 and 12(a)(2) of the 1933 Act:

The Defendants contend that Plaintiffs have failed to allege properly violations of §11 and 12(a)(2) of the Securities Act.

Section 11 “was designed to assure compliance with the disclosure provisions of the [Securities] Act by imposing a stringent standard of liability on the parties who play a direct role in a registered offering.” Herman & MacLean v. Huddleston, 459 U.S. 375, 381-82, 74 L. Ed. 2d 548, 103 S. Ct. 683 (1983). These parties will be found to have violated Section 11 whenever “material facts have been omitted or presented in such a way as to obscure or distort their significance.” I. Meyer Pincus & Assoc. v. Oppenheimer & Co., 936 F.2d 759, 761 (2d Cir. 1991) (citation omitted). Section 12(a)(2) of the Securities Act “imposes liability on any person who offers or sells securities by means of a prospectus containing material misstatements.” Yung v. Lee, 432 F.3d 142, 147 (2d. Cir. 2005). Our Court of Appeals has held that the heightened pleading standard of Rule 9(b) applies to §§ 11 and 12(a)(2) claims only where the claims are premised on allegations of fraud; claims that “sound in negligence” are not subject to the heightened pleading requirement. See generally Rombach.

Here, Plaintiffs allege that the Registration Statement and Prospectus contained financial statements which were not prepared in accordance with GAAP, although expressly so represented, and as a result, materially overstated Prestige’s financial performance. Prestige subsequently issued a Restatement of its financials, see compl. at ¶¶28-34, to rectify the violation. Plaintiffs allege further that the Registration Statement and Prospectus misrepresented market demand for certain of Prestige’s key products, failed to disclose that demand for those products was in decline, and contained material misrepresentations concerning the market position of the Company’s products, see id. at ¶¶146 and 155. The allegations are sufficient to state a claim under § 11 and § 12(a)(2).

Movants rely on language in Rombach which holds that Rule 9(b) applies to securities claims brought under Section 11 and 12(a)(2) of the 1933 Act “when premised on averments of fraud.” Plaintiffs disclaim any intention to plead fraud except with respect to the Rule 10b-5 claims, now being dismissed by the Court, and of course they are not required to. In this context, the only differences between the claims have to do with motive and scienter (knowledge). A representation of fact in a prospectus may be material, false and misleading without regard to the motive or intent of the author. Mere negligence, which is all that is necessary, may be inferred from falsity and materiality. The common law presumption of regularity is available; if conduct may be either fraudulent or negligent, the latter is presumed in absence of evidence to the contrary.

This Court concludes that the author of the Complaint did not intend to “sound in tort,” and indeed did not need to do so in order to state a claim under the Securities Act. These portions of the Complaint state a claim.

The complaint alleges that the Underwriters violated Section 11 and Section 12(a)(2) of the Securities Act, both of which create liability for untrue statements of material fact in connection with the sale of securities. See 15 U.S.C. § 77k(a) (dealing with registration statements); 15 U.S.C. § 77l(a)(2) (dealing with prospectuses). These claims clearly are not subject to the heightened pleading requirements of Rule 9(b), because they sound in negligence—that each of the Underwriter Defendants owed to the purchasers of the shares of Prestige the duty to make a reasonable and diligent investigation of the statements contained in the Prospectus. Defendant Underwriters’ motion to dismiss as to the Section 11 claim is denied. See Rombach at p. 178 (classifying §§ 11claim against Underwriter Defendants as sounding in negligence, and permitting it to go forward: “each of the Underwriter Defendants owed to the purchasers of the shares of [Family Golf]…the duty to make a reasonable and diligent investigation of the statements contained in the Prospectus”).

The Underwriter Defendants are free to attempt to avail themselves of the affirmative defense of “due diligence,” under Section 11, which is available to defendants other than the issuer of the security, see Chris-Craft Indus., Inc. v. Piper Aircraft Corp., 480 F.2d 341, 370-71 (2d Cir. 1973), Naturally, this Court takes no position on the merits of such a defense at this time.

As to the Section 12(a)(2) claims, Plaintiffs claim to sue “on behalf of all purchasers of Prestige shares in connection with, and traceable to, the IPO.” Compl. at ¶ 152. The statute does not sweep so broadly. It provides for a claim only in favor of those who purchase stock directly in an initial public offering. See Yung v. Lee, 432 F.3d 142, 149 (2d. Cir. 2005) (“We now join these courts in holding that Gustafson’s [v. Alloyd Co., 513 U.S. 571(1995)] definition of a prospectus as a document that describes a public offering of securities compels the conclusion that a Section 12(a)(2) action cannot be maintained by a plaintiff who acquires securities through a private transaction, whether primary or secondary...Section 12(a)(2) applies only to offerings “by means of a prospectus.” 15 U.S.C. § 77l(a)(2)”); In re Alcatel Sec. Litig., 382 F. Supp. 2d 513, 530 n.8 (February 28, 2005 S.D.N,Y.) (Casey, J.) (“Only those plaintiffs who purchased Class O shares pursuant to (i.e., in) the IPO have standing to bring [a] section 1 2(a)(2) claim.”). Accordingly, to the extent that shareholders allege, as here, merely that they bought shares “traceable to” or “in connection with” an IPO, they lack standing, and the Complaint is to that extent dismissed. Named Plaintiffs who purchased their stock pursuant to the IPO have claims which survive the motions.

Defendant GTCR:
GTCR does not fail within any of the categories enumerated in § 11. The acquirers of securities may only sue (1) every person who signed the registration statement; (2) every person who was a director of (or person performing similar functions) or partner in the issuer at the time of the filing of the part of the registration statement with respect to which his liability is asserted; (3) every person who, with his consent, is named in the registration statement as being or about to become a director, person performing similar functions, or partner; (4) every accountant, engineer, or appraiser, or any person whose profession gives authority to a statement made by him, who has with his consent been named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation which is used in connection with the registration statement, with respect to the statement in such registration statement, report, or valuation, which purports to have been prepared or certified by him; and (5)

every underwriter with respect to such security. 15 U.S.C. §§77k (a)(1)-(5). The § 11 claims are therefore dismissed against GTCR.

Plaintiffs’ § 12(a)(2) also claims fail against GTCR. One can be liable under this section “only if he passes title or solicits the purchase, motivated at least in part by a desire to serve his own financial interests. See Pinter v. Dahl, 486 U.S.622, 647 (1988). Here, GTCR did not pass title to the Plaintiffs; GTCR sold to the seller (the Underwriters). Prestige had what is known as a firm commitment, whereby the issuer of the securities/selling shareholders (GTCR), sells shares to one or more underwriters (Underwriter Defendants), usually at some discount from the offering price, and investors (Plaintiffs) purchase these shares in the IPO directly from the underwriters. That GTCR did not pass title to the Plaintiffs’ (the Underwriters did) is fatal to § 11 claim, as is the absence of even one averment claiming that GTCR directly or personally solicited any sale.

Though admittedly not alleged in their complaint, Plaintiffs seek to add a claim against GTCR for control person liability under Section 15 of the Securities Act. To state a claim under Section 15, a plaintiff must plead 1) control, and 2) an underlying violation of Section 11 or Section 12(a)(2). Without expressing any opinion as to validity of a Section 15 claim, based on the record before this Court, Plaintiffs who purchased in the IPO may, if so advised, serve and file a Supplemental Amended Complaint asserting such a claim against GTCR within thirty (30) days.

Conclusion

For the foregoing reasons, the Prestige Defendants’ motion to dismiss (Doc. 42) and the Underwriter’s Motion to Dismiss (Doc. 45) are granted as to claims arising under the Exchange Act, and otherwise denied. GTCR’s Motion to Dismiss (Doc. 46) is granted with leave to amend.

A status conference of counsel with the Court is set for September 14, 2006 at 2:00 p.m.

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        SO ORDERED.

Dated: White Plains, New York
             July 10, 2006

SO ORDERED.

Dated: White Plains, New York July 10, 2006

/s/Charles L. Brieant
Charles L. Brieant, U.S.D.J.